SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2004

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12514	84-1246585
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

200 Four Falls Corporate Center, Suite 208
West Conshohocken, PA 19428
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

99.1	Keystone Property Trust Supplemental Information Package for the quarter ended December 31, 2003.

99.2	Press Release dated January 27, 2004 announcing results for the quarter ended December 31, 2003.

ITEM 9. REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report is also being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release No. 33-8216; 34-47583.

Simultaneous with the issuance of a press release on January 27, 2004 announcing the Company’s results for the quarter ended December 31, 2003, the Company intends to make available supplemental information regarding the Company’s operations. The Company is attaching the supplemental information as Exhibit 99.1 and the press release as Exhibit 99.2 to this Current Report on Form 8-K.

Note: the information in this report (including the exhibits) is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Funds from Operations (FFO)

The Company uses Funds from Operations (“FFO”) as a non-GAAP performance measure in addition to net income determined in accordance with GAAP. FFO is a widely used measurement by investors for evaluating the operating performance of an equity REIT. Management believes the use of FFO as a performance measure allows investors and management to compare the Company’s results to the results of other REITs. However, the Company’s FFO is computed in accordance with the standards established by NAREIT and as a result may not necessarily be comparable to similarly titled measures of operating performance for other REITs which do not compute FFO in accordance with the NAREIT definition which is described below.

Management believes that FFO is a useful disclosure as a non-GAAP performance measure as historical cost accounting for real estate assets, as required in accordance with GAAP, implicitly assumes that the value of real estate assets diminishes predictably over time as reflected through depreciation and amortization expenses. The Company believes that the value of real estate assets does not diminish predictably over time, as is assumed in GAAP accounting, and instead fluctuates due to market and other conditions. Accordingly, the Company believes FFO provides investors with useful supplemental information about the Company’s operating performance because it excludes real estate depreciation and amortization expense and also gains and losses from the sale of depreciated real estate assets. However, FFO does not represent cash generated from operating activities in accordance with GAAP and it also does not consider the costs associated with capital expenditures related to the Company’s real estate assets. Also it is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (as determined in accordance with GAAP) as an indicator of the Company’s operating performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of liquidity.

NAREIT defines FFO as net income/(loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Since 2000, NAREIT has clarified the definition of FFO to include non-recurring events (except for those that are defined as “extraordinary items” or cumulative effects of accounting changes under GAAP) and the results of discontinued operations. The Company has presented FFO on a consistent basis for all periods presented.

Net Operating Income

The Company presents net operating income and same store net operating income on a cash and GAAP basis because the Company believes that it provides investors with useful information regarding the operating performance of properties that are comparable for the periods presented. For properties owned since September 30, 2002, the Company determines net operating income by subtracting property operating expenses from recurring rental and tenant reimbursement revenues. Same store net operating income is not an alternative to net income (determined in accordance with GAAP) and same store performance should not be considered an alternative to GAAP net income performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: January 28, 2004	By: /s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date: January 28, 2004	By: /s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and
Chief Financial Officer

Date: January 28, 2004	By: /s/ J. Peter Lloyd

J. Peter Lloyd
Senior Vice President and
Chief Accounting Officer